UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 18, 2001


                             HEARTLAND EXPRESS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number - 0-15087


          NEVADA                                            93-0926999
(State or other Jurisdiction                           (IRS Employer ID No.)
      of Incorporation)


 2777 HEARTLAND DRIVE, CORALVILLE, IOWA                        52241
(Address of Principal Executive Offices)                     (Zip Code)




        Registrant's Telephone Number (including area code) 319/545-2728

                             Heartland Express, Inc.


                                Index to Form 8-K


                                    Contents


Item 1.   Changes in Control of Registrant                               *

Item 2.   Acquisition or Disposition of Assets                           *

Item 3.   Bankruptcy or Receivership                                     *

Item 4.   Changes in Registrant's Certifying Accountant                  *

Item 5.   Other Events                                                   3

Item 6.   Resignation of Registrant's Directors                          *

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits                                       *

Signatures                                                               3

*  No information submitted under this caption.


Item 5.      Other Events

 See Attached Press Release dated September 18, 2001 filed as Exhibit 1 hereto.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                                       HEARTLAND EXPRESS, INC.

                                                  BY:  /s/  John P. Cosaert
                                                          JOHN P. COSAERT
                                                           Vice-President
                                                        Finance and Treasurer

                                    EXHIBIT 1



NEWS RELEASE:

FROM:    Heartland Express, Inc.
         2777 Heartland Drive
         Coralville, IA 52241
         NASDAQ Symbol:  HTLD

Release Date:  September 18, 2001 - FOR IMMEDIATE RELEASE

           Heartland Express, Inc. Announces Stock Repurchase Program

CORALVILLE, IOWA - September 18, 2001 - Heartland Express, Inc. (Nasdaq: HTLD) announced today that its board of directors has approved a stock repurchase program. The Company is authorized to repurchase up to five million shares in open market or negotiated transactions using available cash and cash equivalents. Any repurchases will depend on market conditions, other business opportunities, and other factors deemed relevant. The purchase program has no expiration date.

                        For further information contact:

                                 John P. Cosaert
                   Vice President and Chief Financial Officer
                             Heartland Express, Inc.
                                 (319) 545-2728